Exhibit No. 21
                      HARDING LAWSON ASSOCIATES GROUP, INC.
                         SUBSIDIARIES OF THE REGISTRANT


                                    State or
       Name                        Country of
                                  Incorporation      Doing Business Under


Harding Lawson Associates, Inc.     Delaware     Harding Lawson Associates, Inc.

Harding Lawson Associates           Delaware     Harding Lawson Associates
Infrastructure, Inc.                             Infrastructure, Inc.

Harding Lawson Associates           Delaware     Harding Lawson Associates
International, Inc.  (formerly                   International, Inc.
Harding International, Inc.)

Harding Lawson Australia, Pty. Ltd. New South    Harding Lawson Australia, Pty.
(wholly owned subsidiary of         Wales,       Ltd.
 Harding Lawson Associates          Australia
 International, Inc.)

HLA-Envirosciences Pty Limited      New South    HLA-Envirosciences Pty Limited
(majority owned subsidiary of       Wales,
 Harding Lawson Australia,          Australia
 Pty. Ltd.)

Harding Lawson de Mexico S.A.       City of      Harding Lawson de Mexico S.A.
de C.V. (wholly owned subsidiary    Mexico,      de C.V.
  Harding Lawson Associates         Federal
  International, Inc.)              District

Grupo Industrial de Ingenieria      City of      GRIECO
Ecologica III, HLA & Iconsa S.A.    Mexico,
de C.V. (majority owned subsidiary  Federal
 of Harding Lawson de Mexico S.A    District
 de C.V.)

Harding Lawson Singapore Pte Ltd    Singapore    Harding Lawson Singapore
                                                 Pte Ltd

HLA Venture, Inc.                   Delaware     HLA Venture, Inc.

Harding Construction Services,      Delaware     (Dormant)
Inc.

Redwood Company, Ltd.               Bermuda      (Dormant)

Redwood Insurance, Ltd.             Bermuda      (Dormant)
(wholly owned subsidiary of
  Redwood Company, Ltd.)

Integrated Software Systems, LLC    Colorado     Integrated Software Systems,
(Harding Lawson Associates, Inc.                 LLC
  has a minority interest in LLC)